UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019 (May 15, 2019)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

215-830-1430
(Registrant’s telephone number, including area code)

2300 Computer Drive, Building G, Willow Grove, PA 19090
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2019, stockholders of FC Global Realty Incorporated (the “Company”) collectively holding 361,768,517 shares of the Company’s Common Stock, constituting approximately 92.97% of the issued and outstanding shares of the Company’s Common Stock, and all of the Company’s issued and outstanding 7% Series A Cumulative Convertible Perpetual Preferred Stock, Series B Non-Voting Convertible Preferred Stock and 10% Series C Cumulative Convertible Preferred Stock, consented in writing to approve a Certificate of Amendment to amend the Company’s Amended and Restated Articles of Incorporation to, among other things, (i) change the name of the Company to “Gadsden Properties, Inc.”; (ii) increase the number of authorized shares of the Company’s Common Stock from 500,000,000 shares to 5,000,000,000 shares; and (iii) add certain provisions restricting the ownership and transfer of shares to comply with requirements under the Internal Revenue Code for real estate investment trusts. Such consent is sufficient under Nevada law and the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to approve the foregoing amendments.

Stockholder approval of the Certificate of Amendment shall become effective on the 20th day following the filing and mailing to the Company’s stockholders of record a definitive Information Statement on Schedule 14C. The Company will promptly thereafter file the Certificate of Amendment with the Nevada Secretary of State to effect the foregoing amendments.

Item 8.01	Other Items.

The Company also announced that, effective May 20, 2019, its corporate headquarters was moving to Scottsdale, Arizona.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, FC Global Realty Incorporated has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2019	FC GLOBAL REALTY INCORPORATED

	By:	/s/ John Hartman
John Hartman
Chief Executive Officer

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